June 1, 2010

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re: Carbon Green, Inc. (formerly Neema, Inc.)

Dear Sir/Madam:

          We have read Item 4.01 of the form 8-K for Carbon Green, Inc., dated March 15, 2010 regarding the change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

PMB Helin Donovan

/s/ Michael Berg

Michael C. Berg
Partner